  Exhibit 99.1

F & M Bank Corp.---News and Financials
F & M BANK CORP. ANNOUNCES THIRD QUARTER EARNINGS AND DIVIDEND
CONTACT: Neil Hayslett, EVP/Chief Operating Officer	540-896-8941 or NHayslett@FMBankVA.com

TIMBERVILLE, VA—October 25, 2018 —F & M Bank Corp. (OTCQX: FMBM), parent company of Farmers & Merchants Bank, announces its financial results for the quarter ending September 30, 2018.

Selected highlights for the quarter and year to date include:

●
Quarterly net income of $2.52 million;

●
Net interest margin of 4.56%, an increase of 8 BPs compared to one year ago;

●
Loans held for investment increased $26.8 million or 4.3% in the last 12 months;

●
Net interest income increased $367 thousand compared to the third quarter 2017;

●
Annualized Return on Average Assets of 1.29% for the third quarter and 1.09% year to date;
.

Mark Hanna, President and CEO, commented “We are very pleased to announce third quarter earnings of $2.52 million, which is comparable to the same period last year and an increase of $828 thousand versus the second quarter . Growth in loans held for investment totaled $12.7 million for the third quarter of 2018 and $26.8 million year over year. Our net interest margin at 4.56% remains strong and continues to be driven by our strong loan to asset ratio. Non-performing assets increased marginally versus second quarter and we continue to work closely with our borrowers to rehabilitate several larger problem assets.”

Hanna stated, “On October 18, 2018 our Board of Directors declared a third quarter dividend of $.25 per share to common shareholders. Based on our most recent trade price of $34.14 per share this constitutes a 2.93% yield on an annualized basis. The dividend will be paid on November 15, 2018, to shareholders of record as of November 1, 2018.” Highlights of our financial performance are included below.

F & M Bank Corp. is an independent, locally-owned, financial holding company, offering a full range of financial services, through its subsidiary, Farmers & Merchants Bank’s thirteen banking offices in Rockingham, Shenandoah, Page and Augusta Counties, Virginia. The Bank also provides additional services through a loan production office located in Penn Laird, VA and through its subsidiaries, VBS Mortgage (DBA F&M Mortgage) and VSTitle, both of which are located in Harrisonburg, VA. Additional information may be found by contacting us on the internet at www.fmbankva.com or by calling (540) 896-8941.

This press release may contain “forward-looking statements” as defined by federal securities laws, which may involve significant risks and uncertainties. These statements address issues that involve risks, uncertainties, estimates and assumptions made by management, and actual results could differ materially from the results contemplated by these forward-looking statements. Factors that could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in: interest rates, general economic conditions, legislative and regulatory policies, and a variety of other matters. Other risk factors are detailed from time to time in our Securities and Exchange Commission filings. Readers should consider these risks and uncertainties in evaluating forward-looking statements and should not place undue reliance on such statements. We undertake no obligation to update these statements following the date of this press release.

F&M Bank Corp.
Key Statistics

	2018				2017
	Q3	Q2	Q1	YTD	Q3	Q2	Q1	YTD
Net Income (000's)	$2,515	$1,687	$1,973	$6,175	$2,550	$2,328	$2,345	$7,223
Net Income available to Common	$2,412	$1,583	$1,870	$5,865	$2,447	$2,223	$2,241	$6,911
Earnings per common share	$0.75	$0.49	$0.57	$1.81	$0.75	$0.68	$0.68	$2.11

Return on Average Assets	1.29%	0.91%	1.11%	1.09%	1.34%	1.28%	1.29%	1.30%
Return on Average Equity	10.82%	7.38%	8.75%	8.98%	11.28%	10.48%	10.84%	10.83%
Dividend Payout Ratio exc Special Dividend	33.49%	51.37%	43.53%	41.50%	31.91%	34.07%	32.12%	32.67%
Dividend Payout Ratio with Special Dividend			78.35%	52.56%

Net Interest Margin	4.56%	4.64%	4.78%	4.65%	4.48%	4.51%	4.39%	4.47%
Yield on Average Earning Assets	5.30%	5.29%	5.38%	5.32%	5.08%	5.08%	4.93%	5.05%
Yield on Average Interest Bearing Liabilities	1.04%	0.94%	0.87%	0.95%	0.85%	0.78%	0.77%	0.82%
Net Interest Spread	4.26%	4.35%	4.51%	4.37%	4.23%	4.30%	4.16%	4.23%

Provision for Loan Losses (000's)	$450	$1,350	$680	$2,480		$-	$-	$-
Net Charge-offs	$283	$660	$309	$1,252	$274	$100	$227	$601
Net Charge-offs as a % of Loans	0.18%	0.42%	0.20%	0.26%	0.18%	0.07%	0.15%	0.13%
Non-Performing Loans (000's)	$15,240	$14,977	$7,730	$15,240	$5,662	$5,677	$5,091	$5,662
Non-Performing Loans to Total Assets	1.96%	1.94%	1.06%	1.96%	0.74%	0.76%	0.71%	0.74%
Non-Performing Assets (000's)	$17,303	$17,011	$9,758	$17,303	$7,810	$7,685	$7,184	$7,810
Non-Performing Assets to Assets	2.23%	2.21%	1.34%	2.23%	1.02%	1.03%	1.00%	1.02%

Efficiency Ratio	66.71%	65.80%	66.52%	66.35%	62.12%	63.67%	66.85%	64.13%

(1)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent interest income is calculated by grossing up interest income for the amounts that are nontaxable (i.e. municipal securities and loan income) then subtracting interest expense. The tax rate utilized is 21%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitable earning assets are funded. Because the Company earns nontaxable interest income from municipal loans and securities, net interest income for the ratio is calculated on a tax equivalent basis as described above.
(2)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. The efficiency ratio is a common measure used by the financial service industry to determine operating efficiency. It is calculated by dividing non-interest expense by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The Company calculates this ratio in order to evaluate how efficiently it utilizes its operating structure to create income. An increase in the ratio from period to period indicates the Company is losing a greater percentage of its income to expenses.

F & M Bank Corp. Financial Highlights
	For Nine Months Ended September 30,
INCOME STATEMENT	Unaudited 2018	Unaudited 2017
Interest and Dividend Income	$27,033,431	$24,954,457
Interest Expense	3,397,582	2,861,460
Net Interest Income	23,635,849	22,092,997
Non-Interest Income	5,878,900	5,939,934
Provision for Loan Losses	2,480,000	-
Other Non-Interest Expenses	20,079,656	18,125,666
Income Before Income Taxes	6,955,093	9,907,265
Provision for Income Taxes	790,099	2,632,971
Less Minority Interest income	(10,065)	51,643
Net Income	$6,175,059	$7,222,651
Dividend on preferred stock	309,969	312,009
Net Income available to common shareholders	$5,865,090	$6,910,642
Average Common Shares Outstanding	3,245,032	3,271,863
Net Income Per Common Share	1.81	2.11
Dividends Declared	.95	.69

BALANCE SHEET	Unaudited September 30, 2018	Unaudited September 30, 2017
Cash and Due from Banks	$10,304,924	$8,800,422
Interest Bearing Bank Deposits	805,332	945,395
Federal Funds Sold	6,313,000	-
Loans Held for Sale	38,595,354	58,177,450
Loans Held for Investment	646,783,590	619,959,738
Less Allowance for Loan Losses	(7,272,741)	(6,941,982)
Net Loans Held for Investment	639,510,849	613,017,756
Securities	22,223,677	36,407,258
Other Assets	57,852,296	46,336,325
Total Assets	$775,605,432	$763,684,606

Deposits	$588,985,157	$562,379,965
Short Term Debt	30,000,000	42,128,000
Long Term Debt	46,326,151	50,840,363
Other Liabilities	17,633,477	17,180,327
Total Liabilities	682,944,785	672,528,655
Preferred Stock	7,487,873	7,528,873
Common Equity	85,172,773	83,627,078
Stockholders’ Equity	92,660,646	91,155,951
Total Liabilities and Stockholders’ Equity	$775,605,431	$763,684,606
Book Value Per Common Share	$26.42	$25.58
Tangible Book Value Per Common Share	$26.59	$25.42

SOURCE:
F & M Bank Corp.
CONTACT:
Neil Hayslett, EVP/Chief Operating Officer

540-896-8941 or NHayslett@FMBankVA.com